                                                                      EXHIBIT 21


Subsidiaries of CheckFree Corporation:

CheckFree Services Corporation, a Delaware corporation
CheckFree i-Solutions Pte Ltd., a Singapore limited liability company*
Bastogne, Inc., a Nevada corporation*
CheckFree Investment Corporation, a Nevada corporation
CheckFree Management Corporation, a Wisconsin corporation
CheckFree i-Solutions, Inc., a Delaware corporation
CheckFree i-Solutions International, Inc., a Delaware corporation*
CheckFree i-Solutions Corporation, an Ontario corporation*
CheckFree i-Solutions Australia Pty. Ltd., a Victoria, Australia proprietary company
CheckFree i-Solutions Limited, a United Kingdom private limited company CheckFree International Partner Inc., a Delaware corporation
CheckFree Finance, Inc., a Washington corporation
CheckFree TransPoint Holdings Inc., a Delaware corporation
CheckFree International, L.P., a Delaware limited partnership*
CheckFree, L.L.C., a Delaware limited liability company*
TransPoint Technology & Services, L.L.C., a Delaware limited liability company** TransPoint, L.L.C., a Delaware limited liability company**
TransPoint Accounting, L.L.C., a Delaware limited liability company***

*        indicates second tier subsidiary
**       indicates third tier subsidiary
***      indicates fourth tier subsidiary